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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-56212, 333-32223, 333-11883, 33-35549, 33-35719, 33-72502, Post-Effective
Amendment No. 1 to Registration Statement No. 2-97542, Post-Effective Amendment No. 1 to Registration Statement No. 2-78926, and Post-Effective Amendment No. 3 to Registration Statement No. 2-78925 on Form S-8 of our report dated
February 14, 2001, appearing in this Annual Report on Form 10-K of Thoratec Corporation for the year ended December 30, 2000.

/s/  DELOITTE & TOUCHE LLP

San Francisco, California
January 22, 2002